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                                                                     EXHIBIT 4.4
                                                               EXECUTION VERSION

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 12th day of June 2006, by and among Gmarket, Inc. (the "Company"), a corporation organized and existing under the laws of the Republic of Korea ("Korea"), Interpark Corporation (the "Controlling Shareholder"), a corporation organized and existing under the laws of Korea, the Major Stockholders (as defined below) and each of the holders (the "Holders") of shares of Registrable Securities (as defined below), listed on Schedule A hereto.

      WHEREAS, the Company desires to provide the Holders with certain rights to register shares of the Company's common stock, par value Won 100 per share (the "Common Stock"), as specifically set forth herein.

      WHEREAS, this Agreement amends, restates and supersedes, in its entirety that certain Registration Rights Agreement, dated as of December 23, 2004, by and among the Company, the Controlling Shareholder, the Major Stockholders (other than Yahoo Korea (as defined below)) and each of the Holders listed on Schedule A hereto (other than Yahoo Korea);

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   DEFINITIONS

      "Adverse Disclosure" means public disclosure of material non-public information relating to a significant transaction, which disclosure (i) would, in the good faith judgment of the Board, after consultation with outside counsel, be required to be made in any registration statement filed with the FSC or the SEC (as applicable) or any other Governmental Authority by the Company so that such registration statement would not be materially misleading; (ii) would not, in the good faith judgment of the Board, after consultation with outside counsel, be required to be made but for the filing of such a registration statement; and (iii) would, in the good faith judgment of the Board, have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole or a material adverse effect on the Company's ability to complete such significant transaction or on the terms upon which such significant transaction can be completed.

      "Affiliate" means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, (b) is an officer, director, general partner, trustee or manager of such Person, or of a Person described in clause (a) of this sentence, or (c) is a Relative of such specified Person or of an individual described in clause (a) or (b) of this sentence. As used in this definition, "Relative" means with respect to any individual, (i) such individual's spouse, (ii) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual's spouse, and (iii) any spouse of a Person described in clause (ii) of this sentence.

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      "Board" means the Board of Directors of the Company.

      "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive the Equity Securities.

      "Form F-3" means a registration under the Securities Act on Form F-3 or any comparable or successor form or forms.

      "FSC" means the Financial Supervisory Commission of Korea and any successor thereto.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

      "Investors" means A. Bohl Praktijk B.V., a Dutch limited liability company and Techno Pacific Assets Limited, a British Virgin Islands limited corporation.

      "Major Stockholders" means the stockholders of the Company listed on Schedule B hereto.

      "Oak IX DutchCo." means A. Bohl Praktijk B.V., a Dutch limited liability company.

      "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, any other legal entity, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

      "Registrable Securities" means, with respect to any registration of securities of the Company, any Equity Security of the Company held by any Holder at the time of such registration and all other shares of Common Stock or other securities of the Company held by any of such Holder as a result of any stock split or stock dividend or similar event.

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

      "Registration Expenses" means all expenses (except underwriting discounts) incurred in connection with performance of or compliance with the terms of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, the expense of any normal and special audits incident to or required by any such registration, expenses incurred by employees of the Company in connection with roadshows or other marketing and promotional efforts reasonably requested by the managing underwriter, listing fees and annual or other periodic fees payable to any stock exchange on which the securities are listed, and the fees and disbursements of counsel for the selling stockholders.

      "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Yahoo Korea" shall mean Yahoo! Korea Corporation, a corporation organized and existing under the laws of Korea, and any Affiliate of Yahoo Korea to the extent it is then a holder of Registrable Securities.

      The term "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with applicable law and, if applicable, the declaration or ordering of the effectiveness of such registration statement.

                                   ARTICLE I

                     KOREAN LISTING AND REGISTRATION RIGHTS

      Section 1. Sections. References in this Article I to "Sections" are to the Sections of this Article I, unless otherwise specified.

      Section 2. Demand Registration. At any time after December 23, 2007, the Investors or Yahoo Korea may request (the Holder requesting such Korean Demand Registration being the "Electing Korean Demand Holder") that the Company effect the registration (including the initial public offering of the Company's securities) under the Korean Securities and Exchange Act of Registrable Securities (a "Korean Demand Registration"). Upon receipt of such demand, the Company shall use its best efforts to effect such Korean Demand Registration as soon as practicable and, in any event, to file within ninety (90) days of receipt of such request, a listing application and registration statement under the Korean Securities and Exchange Act covering the Registrable Securities subject to such request, subject to the limitations set forth in Section 3. The Company may include in any Korean Demand Registration any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration thereof will not, in the reasonable judgment of the managing underwriter(s), if any, materially and adversely interfere with the timing, pricing or marketing in accordance with the intended method of sale or other disposition of all Registrable Securities

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

sought to be registered. If it is determined as provided above that there will be such interference, the shares of Common Stock sought to be so included shall be excluded to the extent deemed appropriate by the managing underwriter(s).

      Section 3. Limitations. The Company's obligation to effect a Korean Demand Registration requested pursuant to Section 2 shall be subject to the following limitations:

            (a) The Company shall not be required to effect any Korean Demand Registration within three (3) months of the effectiveness of a registration of Registrable Securities registered pursuant to a previous Korean Demand Registration effected by the Company.

            (b) The Company may defer its obligations to effect a Korean Demand Registration if, in the good faith judgment of the Board, filing a registration statement with the FSC at the time a Korean Demand Registration is requested would require Adverse Disclosure; provided that such deferral may not extend beyond the earlier to occur of (i) ninety (90) days after the date upon which such filing would otherwise be required pursuant to Section 2, or (ii) the date upon which filing of a registration statement with the FSC would not require disclosure that would constitute Adverse Disclosure therein.

            (c) The Company shall not be required to effect more than two (2) Korean Demand Registrations on behalf of the Investors and more than one (1) Korean Demand Registration on behalf of Yahoo Korea (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold).

            (d) The Company shall not be required to effect any Korean Demand Registration the aggregate gross proceeds of which are not at least Won 2,000,000,000.

            (e) The Company shall not be required to effect a Korean Demand Registration on behalf of Yahoo Korea if the Company has, on or before the date of a request by Yahoo Korea for a Korean Demand Registration, consummated a firm commitment underwritten offering of Common Stock to the public pursuant to the Securities Act in which (x) aggregate offering proceeds to the Company is at least $15,000,000 and (y) the per-share price to the public for such shares shall be at least $1.20 (appropriately adjusted for any combination, consolidations, stock splits or stock distributions or stock dividends with respect to such shares).

      Section 4. Selection of Underwriter for Korean Demand Registration. Any Korean Demand Registration and related offering shall be managed by the Electing Korean Demand Holder as follows: the Electing Korean Demand Holder shall have the right subject, in each case, to the approval of the Company (which shall not be unreasonably withheld) to select the managing underwriter(s) for such offering and shall, in consultation with the managing underwriter(s), have the right to determine the aggregate number or principal amount of Registrable Securities to be included in such registration and offering (subject to applicable limitations set

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forth herein), the offering price per unit of Registrable Security, the underwriting discounts and commissions per unit of Registrable Security, the terms of the underwriting agreement, the timing of the registration and related offering (subject to applicable limitations set forth herein), counsel to the Electing Korean Demand Holder, and all other administrative matters related to the registration and related offering. The Company, each seller of securities included by the Company in any Korean Demand Registration in accordance with
Section 2 and the Major Stockholders (other than Yahoo Korea unless Yahoo Korea is the Electing Korean Demand Holder or is selling securities in the offering) shall enter into an underwriting agreement in customary form with the underwriters selected by the Electing Korean Demand Holder in accordance with this Section 4 and shall enter into such other customary agreements and take all such other customary actions (including participation by the Company's management in roadshows and other meetings with investors) as may reasonably be requested to facilitate the disposition of the Registrable Securities.

      Section 5. Piggyback Registration Rights. At any time that the Company proposes to register with the FSC, or list on the Korea Stock Exchange or KOSDAQ, any Equity Securities for sale solely for cash, for its own account, for the account of a stockholder or stockholders (including pursuant to Section 2), or both (a "Korean Company Registration"), the Company shall give the Holders prompt written notice of its intention to do so and of the intended method of sale (the "Korean Registration Notice"). Each of the Holders may request inclusion of any Registrable Securities in such Korean Company Registration by delivering to the Company, within twenty (20) days after receipt of the Korean Registration Notice, a written notice (the "Korean Piggyback Notice") stating the number or principal amount of Registrable Securities proposed to be included and that such securities are to be included in any underwriting only on the same or equivalent terms and conditions as the shares of Equity Securities otherwise being sold through underwriters under such registration. The Company shall use its best efforts to cause all Registrable Securities specified in the Korean Piggyback Notice(s) to be included in the Korean Company Registration and any related offering, all to the extent requisite to permit the sale by the participating Holders of such Registrable Securities in accordance with the method of sale applicable to the other Equity Securities included in the Korean Company Registration.

      Section 6. Limitations on Piggyback Registrations. The Company's obligation to include Registrable Securities in the Korean Company Registration pursuant to Section 5 shall be subject to the following limitations: if the managing underwriter(s), if any, of an offering related to the Korean Company Registration determines in its reasonable judgment that marketing factors require a limitation of the number or principal amount of securities that can be included in such offering, the managing underwriter(s) may exclude the appropriate number or principal amount of securities held by the securityholders of the Company, including the Holders, from such registration. If the managing underwriter(s) determines to exclude from such offering any Registrable Securities that the Holders desire to include, or any securities that other Company securityholders with applicable registration rights desire to include, the participating Holder(s) and such other Company securityholders, if any (except for such Person or Persons, if any, upon whose demand such Registration is being made) shall share pro rata in the portion of such offering available to them (the "Available Portion"). Such pro rata allocation of the Available Portion between the Holder, on the one hand, and such other Company securityholders, on the other hand, shall be based on the relation between the aggregate number or amount of Equity Securities that are Registrable Securities of the Holder, on the one hand, and the aggregate number or amount of Equity Securities that such Company securityholders with applicable registration rights are entitled to include, on the other hand.

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

      Section 7. Selection of Underwriter for Piggyback Registration. Any Korean Company Registration and related offering shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering and shall, in consultation with the managing underwriter(s), have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering. To the extent that a Holder participates in a Korean Company Registration and related offering pursuant to Section 5, such Holder shall enter into, and sell its Registrable Securities only pursuant to, the underwriting agreement arranged by the Company and acceptable to such Holder, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect such Holder's participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, or shall deliver to the Company in custody certificates representing all Registrable Securities to be included in the Registration and shall execute and deliver to the Company a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting such Holder's participation in the Korean Company Registration and related offering and otherwise reasonably satisfactory to the Company. If a participating Holder disapproves of the features of the Korean Company Registration and related offering, such participating Holder may elect to withdraw therefrom (in whole or in part) by written notice to the Company and the managing underwriter(s) delivered no later than seven (7) days prior to the effectiveness of the applicable registration statement and the Registrable Securities of such participating Holder shall thereupon be withdrawn from such registration.

      Section 8. Registration Procedures. If and whenever the Company is required pursuant to this Agreement to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

            (a) prepare and file with the Korea Stock Exchange or KOSDAQ Committee a preliminary listing application and official listing application together with all documents required for such applications;

            (b) prepare and file with the FSC a registration statement (including a prospectus therein, if applicable) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities;

            (c) prepare and file with the FSC such amendments and supplements to such registration statement and the prospectus used in connection therewith and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the Korean Securities and Exchange Act and the rules of the FSC thereunder; and to keep such registration statement effective for such period as may be necessary to permit the successful marketing of such securities;

            (d) furnish to the participating Holders such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Korean Securities and

                                       6
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Exchange Act, and such other documents as the participating Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold;

            (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (with each securityholder participating in such underwriting also entering into and performing its obligations under such an agreement);

            (f) notify each holder of Registrable Securities promptly, and, if requested by such holder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements to such registration statement become effective, (ii) of the issuance by the FSC or any other securities authority of any stop order, injunction or other order or requirement suspending the trading of Registrable Securities or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby, pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (iv) of the happening of any event as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and use all reasonable efforts to obtain the withdrawal of any order suspending the trading of Registrable Securities or the effectiveness of a registration statement at the earliest possible time;

            (g) upon written request by any underwriters of the offering, and subject to applicable rules and guidelines, cause its external auditors and attorneys, as applicable, to furnish the participating Holders a signed counterpart, addressed to the participating Holders, and the underwriters, if any, of (i) a letter from the external auditors of the Company in the form customarily furnished to underwriters in firm commitment underwritten offerings, providing substantially that such auditors are external auditors within the meaning of the applicable laws concerning External Audit of Joint Stock Companies and that in the opinion of such auditors the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement to such registration statement and prospectus, comply as to form in all material respects with the applicable accounting requirements, and additionally covering such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters may reasonably request; and (ii) an opinion of outside legal counsel to the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement and prospectus included therein as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to the underwriters in comparable underwritten public offerings;

            (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement; and

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            (i) subject to the execution by such Persons of a confidentiality agreement in customary form reasonably acceptable to the Company, make available for reasonable inspection by the participating Holders and any participating underwriter, accountant or other agent retained by the participating Holders, and any participating underwriter in a Korean Demand Registration, all financial and other records and pertinent documents, provide reasonable access to properties of the Company, and cause the Company's Affiliates, employees and agents to (i) supply all information, (ii) otherwise use their best efforts to obtain all legal opinions, auditors' consents and comfort letters and (iii) participate in such road shows and similar marketing efforts, in each case as may be reasonably requested by the participating Holders, and any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement and the sale of such securities.

      Section 9. Furnish Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

      Section 10. Expenses. The Company shall pay all Registration Expenses in connection with registration of Registrable Securities pursuant to this Agreement, including, without limitation, reasonable legal fees and expenses for participating Holders.

      Section 11. Indemnification

            (a) In the event of any registration of any securities of the Company under the Korean Securities and Exchange Act pursuant to this Agreement, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including attorney's fees and expenses of investigation) to which such Indemnified Party may become subject under the Korean Securities and Exchange Act or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Korean Securities and Exchange Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written

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information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

            (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 11(a)) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 11, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the indemnified party to give notice of the discovery of such claim shall not relieve the indemnifying party of its obligations under this Section 11 except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than costs of investigation and shall have no liability for any settlement made by the indemnified party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

            (d) (i) If the indemnification provided for in this Section 11 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 11(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 1l(d)(i). No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Indemnification similar to that specified in this Section 11 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Korean Securities and Exchange Act.

            (f) The obligations of the parties under this Section 11 shall be in addition to any liability which any party may otherwise have to any other party.

      Section 12. Required Reports. The Company covenants that it will file the reports required to be filed by it under the Korean Securities and Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      Section 13. Korean Governmental Approvals. The Company will obtain any Korean governmental approvals that are necessary to be obtained by the Company, and use its commercially reasonable efforts in assisting Yahoo Korea in obtaining any Korean governmental approvals that are necessary to be obtained by Yahoo Korea, in each case as necessary or appropriate for the sale of shares by Yahoo Korea under the registration statement(s) contemplated by this Article I.

                                   ARTICLE II

                            U.S. REGISTRATION RIGHTS

      Section 1. Sections. References in this Article II to "Sections" are to the Sections of this Article II, unless otherwise specified.

      Section 2. Demand Registration.

            (a) At any time after the earlier of (i) December 23, 2007 and (ii) one hundred and eighty (180) days after the closing of an initial public offering of the Company's Equity Securities, the Investors or Yahoo Korea may request (the Holder requesting such U.S. Demand Registration being the "Electing U.S. Demand Holder") that the Company effect the registration (including an offering and listing of the Registrable Securities on a national securities exchange or inter-dealer quotation system in the U.S.) under the Securities Act of Registrable Securities (a "U.S. Demand Registration"). Upon receipt of such demand, the Company shall use its best efforts to effect such U.S. Demand Registration as soon as practicable and, in any event, to file within ninety
(90) days of receipt of such request, a registration statement under the Securities Act covering the Registrable Securities subject to such request, subject to the limitations set forth in Section 3. The Company may include in any U.S. Demand Registration any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration thereof will not, in the reasonable judgment of the managing underwriter(s), if any, materially and adversely interfere with the timing, pricing or marketing in accordance with the intended method of sale or other disposition of all Registrable Securities sought to be registered. If it is determined as provided above that there will be such interference, the shares of Common Stock sought to be so included shall be excluded to the extent deemed appropriate by the managing underwriter(s).

            (b) After an initial public offering of the Company's Equity Securities, the Company shall use its commercially reasonable efforts to qualify for registration on Form F-3. After the Company has qualified for the use of Form F-3, the Holders shall have the right to request registrations on Form F-3 or any similar short form registration.

      Section 3. Limitations. The Company's obligation to effect a U.S. Demand Registration requested pursuant to Section 2 shall be subject to the following limitations:

            (a) The Company shall not be required to effect any U.S. Demand Registration within three (3) months of the effectiveness of a registration of Registrable Securities registered pursuant to a previous U.S. Demand Registration effected by the Company.

            (b) The Company may defer its obligations to effect a U.S. Demand Registration if, in the good faith judgment of the Board, filing a registration statement with the SEC at the time a U.S. Demand Registration is requested would require Adverse Disclosure; provided that such deferral may not extend beyond the earlier to occur of (i) ninety (90) days after the date upon which such filing would otherwise be required pursuant to Section 2, or (ii) the date upon which filing of a registration statement with the SEC would not require disclosure that would constitute Adverse Disclosure therein.

            (c) The Company shall only be required to effect (i) one (1) U.S. Demand Registration on behalf of Oak IX DutchCo. and (ii) one (1) U.S. Demand Registration on behalf of Yahoo Korea (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold); provided, however, that the Company shall be required to effect up to four (4) U.S. Demand Registrations on behalf of Oak IX DutchCo. on Form F-3 if the Company qualifies for filing on Form F-3 and the Company shall be required to effect up to four (4) U.S. Demand Registrations on behalf of Yahoo Korea on Form F-3 if the Company qualifies for filing on Form F-3.

            (d) The Company shall not be required to effect any U.S. Demand Registration initiated by Oak IX DutchCo the aggregate gross proceeds of which are not at least US$20,000,000.

            (e) The Company shall not be required to effect any U.S. Demand Registration initiated by Yahoo Korea (i) on or before six (6) months after closing of an initial public offering of the Company's Equity Securities, or
(ii) the aggregate gross proceeds of which are not at least US$20,000,000, unless in the case of this clause (ii), the Equity Securities to be included by Yahoo Korea in the U.S. Demand Registration represent not less than fifty percent (50%) of the Equity Securities of the Company then held by Yahoo Korea.

      Section 4. Selection of Underwriter for U.S. Demand Registration. Any U.S. Demand Registration and related offering shall be managed by the Electing U.S. Demand Holder as follows: the Electing U.S. Demand Holder shall have the right subject, in each case, to the approval of the Company (which shall not be unreasonably withheld) to select the managing underwriter(s) for such offering and shall, in consultation with the managing underwriter(s), have the right to determine the aggregate number or principal amount of Registrable Securities to be included in such registration and offering (subject to applicable limitations set forth herein), the offering price per unit of Registrable Security, the underwriting discounts and commissions per unit of Registrable Security, the terms of the underwriting agreement, the timing of the registration and related offering (subject to applicable limitations set forth herein), counsel to the Electing U.S. Demand Holder, and all other administrative matters related to the registration and related offering. The Company and each seller of securities included by the Company in any U.S. Demand Registration in accordance with
Section 2 and the Major Stockholders (other than Yahoo Korea unless Yahoo Korea is the Electing U.S. Demand Holder or is selling securities in the offering) shall enter into an underwriting agreement in customary form with the underwriters selected by the Electing U.S. Demand Holder in accordance with this
Section 4 and shall enter into such other customary agreements and take all such other customary actions (including participation by the Company's management in roadshows and other meetings with investors) as may reasonably be requested to facilitate the disposition of the Registrable Securities.

      Section 5. Piggyback Registration Rights. At any time that the Company proposes to register with the SEC any Equity Securities for sale solely for cash, for its own account, for the account of a stockholder or stockholders (including pursuant to Section 2), or both (a "U.S. Company Registration"), the Company shall give the Holders prompt written notice of its intention to do so and of the intended method of sale (the "U.S. Registration Notice"). Each of the Holders may request inclusion of any Registrable Securities in such U.S. Company Registration by delivering to the Company, within twenty (20) days after receipt of the U.S. Registration Notice, a written notice (the "U.S. Piggyback Notice") stating the number or principal amount of Registrable Securities proposed to be included and that such securities are to be included in any underwriting only on the same or equivalent terms and conditions as the shares of Equity Securities otherwise being sold through underwriters under such registration. The Company shall use its best efforts to cause all Registrable Securities specified in the U.S. Piggyback Notice(s) to be included in the U.S. Company Registration and any related offering, all to the extent requisite to permit the sale by the participating Holders of such Registrable Securities in accordance with the method of sale applicable to the other Equity Securities included in the U.S. Company Registration.

      Section 6. Limitations on Piggyback Registrations. The Company's obligation to include Registrable Securities in the U.S. Company Registration pursuant to Section 5 shall be subject to the following limitations: if the managing underwriter(s), if any, of an offering related to the U.S. Company Registration determines in its reasonable judgment that marketing factors require a limitation of the number or principal amount of securities that can be included in such offering, the managing underwriter(s) may exclude the appropriate number or principal amount of securities held by the securityholders of the Company, including the Holders, from such registration. If the managing underwriter(s) determines to exclude from such offering any Registrable Securities that the Holders desire to include, or any securities that other Company securityholders with applicable registration rights desire to include, the participating Holders and such other Company securityholders, if any (except for such Person or Persons, if any, upon whose demand such Registration is being made) shall share pro rata in the portion of such offering available to them (the "Available Portion"). Such pro rata allocation of the Available Portion between the Holder, on the one hand, and such other Company securityholders, on the other hand, shall be based on the relation between the aggregate number or amount of Equity Securities that are Registrable Securities of the Holder, on the one hand, and the aggregate number or amount of Equity Securities that such Company securityholders with applicable registration rights are entitled to include, on the other hand.

      Section 7. Selection of Underwriter for Piggyback Registration. Any U.S. Company Registration and related offering shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering and shall, in consultation with the managing underwriter(s), have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering. To the extent that a Holder participates in a U.S. Company Registration and related offering pursuant to Section 5, such Holder shall enter into, and sell its Registrable Securities only pursuant to, the underwriting agreement arranged by the Company and acceptable to such Holder, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect such Holder's participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, or shall deliver to the Company in custody certificates representing all Registrable Securities to be included in the Registration and shall execute and deliver to the Company a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting such Holder's participation in the U.S. Company Registration and related offering and otherwise reasonably satisfactory to the Company. If a participating Holder disapproves of the features of the U.S. Company Registration and related offering, such participating Holder may elect to withdraw therefrom (in whole or in part) by written notice to the Company and the managing underwriter(s) delivered no later than three (3) days prior to the effectiveness of the applicable registration statement and the Registrable Securities of such participating Holder shall thereupon be withdrawn from such registration.

      Section 8. Registration Procedures. If and whenever the Company is required pursuant to this Agreement to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

            (a) prepare and file with the SEC a registration statement (including a prospectus therein) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding ninety (90) days;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the Securities Act and the rules of the SEC thereunder; and to keep such registration statement effective for that period of time specified in Section 8(a);

            (c) furnish to the participating Holders such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the participating Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold;

            (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (with each securityholder participating in such underwriting also entering into and performing its obligations under such an agreement including furnishing any opinion of counsel reasonably requested by the managing underwriter);

            (e) notify each holder of Registrable Securities promptly, and, if requested by such holder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements to such registration statement become effective, (ii) of the issuance by the SEC or any other securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

            (f) upon written request by any underwriters of the offering, and subject to applicable rules and guidelines, cause its independent certified public accountants and attorneys, as applicable, to furnish the participating Holders a signed counterpart, addressed to the participating Holders, and the underwriters, if any, of (i) a letter from the independent certified accountants of the Company in the form customarily furnished to underwriters in firm commitment underwritten offerings, providing substantially that such accountants are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement to such registration statement and prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters may reasonably request and as is consistent with the requirements of Statements on Auditing Standards ("SAS") No. 72; and (ii) an opinion of outside legal counsel to the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement and prospectus included therein as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to the underwriters in comparable underwritten public offerings;

            (g) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the U.S. securities or blue sky laws of such jurisdictions as the participating Holders or their underwriters, if any, shall reasonably request and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the securities in such jurisdiction; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject;

            (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement; and

            (i) subject to the execution by such Persons of a confidentiality agreement in customary form reasonably acceptable to the Company, make available for reasonable inspection by the participating Holders and any participating underwriter, accountant or other agent retained by the participating Holders, and any participating underwriter in a U.S.

Demand Registration, all financial and other records and pertinent documents, provide reasonable access to properties of the Company, and cause the Company's Affiliates, employees and agents to (i) supply all information, (ii) otherwise use their best efforts to obtain all legal opinions, auditors' consents and comfort letters and (iii) participate in such road shows and similar marketing efforts, in each case as may be reasonably requested by the participating Holders, and any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement and the sale of such securities.

      Section 9. Furnish Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

      Section 10. Expenses. The Company shall pay all Registration Expenses in connection with registration of Registrable Securities pursuant to this Agreement, including, without limitation, reasonable legal fees and expenses for participating Holders; provided, however, that Yahoo Korea shall be responsible for the Registration Expenses incurred by it (or by the Company on its behalf) in connection with a U.S. Demand Registration initiated by Yahoo Korea.

      Section 11. Indemnification.

            (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including attorney's fees and expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

            (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 11(a)) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 11, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 11, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than costs of investigation and shall have no liability for any settlement made by the indemnified party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

            (d) (i) If the indemnification provided for in this Section 11 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 11(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 11(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Indemnification similar to that specified in this Section 11 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

            (f) The obligations of the parties under this Section 11 shall be in addition to any liability which any party may otherwise have to any other party.

      Section 12. Required Reports. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      Section 13. Compliance with Sarbanes-Oxley Act. The Company covenants that it will fully comply with all the requirements of the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the SEC and any other applicable laws, in each case to the extent applicable to the Company.

      Section 14. Korean Governmental Approvals. The Company will obtain any Korean governmental approvals that are necessary to be obtained by the Company, and use its commercially reasonable efforts in assisting Yahoo Korea in obtaining any Korean governmental approvals that are necessary to be obtained by Yahoo Korea, in each case as necessary or appropriate for the sale of shares by Yahoo Korea under the registration statement(s) contemplated by this Article II.

                                  ARTICLE III

                         OTHER REGISTRATION RIGHTS, ETC.

      Section 1. Certain Offerings. Without limiting the provisions of Articles I and II, upon request of the Investors and/or Yahoo Korea (such Holder requesting the assistance being the "Electing Holder"), the Company and the Major Stockholders will use their best efforts to assist the Electing Holder and its respective Affiliates in connection with any proposed offer and sale of any shares of Registrable Securities held by the Electing Holder(s) in any jurisdiction, including using their best efforts to list such Registrable Securities on a securities exchange or quotation system to be designated by the Electing Holder (including, without limitation, the New York Stock Exchange and NASDAQ), register such Registrable Securities with the relevant governmental authority, and to facilitate the offer and sale of such Registrable Securities in depositary receipt, exchangeable bond or any other form, whether or not in reliance on any exemption from the registration requirements of the Securities Act. Each of the Company and the Major Stockholders accordingly agrees that it will, upon the request of the Electing Holder, prepare documents required for such listing or registration or an offering document in customary form, and enter into an underwriting or purchase agreement containing customary terms and provisions reasonably acceptable to the Company, in connection with such a proposed offer and sale, and take all such other customary actions (including participation by the Company's management in roadshows and other meetings with investors) as may reasonably be requested to facilitate the offer and sale of the Registrable Securities. The Company shall pay all Registration Expenses and other related expenses, including, without limitation, reasonable legal fees and expenses of participating Holders.

      Section 2. Information. The Company hereby undertakes and agrees that for so long as any of the shares of Common Stock held by the Holders are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act or the Holders or any of their respective Affiliates that hold any such securities may be deemed an "Affiliate" of the Company within the meaning of Rule 144 under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such securities and to each prospective purchaser (as designated by such holder) of such securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 1. No Inconsistent Agreements. The Company represents and warrants that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Agreement. In particular, the Company may not, by any means, grant to any Person any registration rights with priority over those of the shares of Common Stock held by Oak IX Dutch Co and Yahoo Korea without the prior written consent of Oak IX Dutch Co and Yahoo Korea.

      Section 2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any Affiliate of Yahoo Korea that Yahoo Korea may assign any of its rights, interests or obligations hereunder and any other permitted transferees of any shares of Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Section 3. Governing Law; Arbitration; Forum; Related Matters.

            (a) This Agreement shall be governed in all respects by the laws of Korea.

            (b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any dispute regarding its validity or termination, or the performance or breach of this Agreement, shall be finally settled by arbitration in accordance with the provisions set forth in Annex A hereto.

            (c) The parties to this Agreement agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely among the Company, Major Stockholders, and the Holders, in the event that the arbitrator designated pursuant to Annex A lacks jurisdiction to hear such dispute or in connection with any request for an injunction or other provisional or conservatory measures in aid of arbitration as contemplated by Section 3(c) and Annex A, shall be the Seoul Central District Court. If such court will not hear any such suit, the parties agree to jurisdiction in the courts of the jurisdiction of the Company's incorporation. The parties to this Agreement irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction.

The parties to this Agreement further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts.

            (d) The parties further agree, to the extent permitted by law, that
(i) a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside Korea by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness, and (ii) any order of preliminary relief obtained in any action or proceeding contemplated above shall be given effect, and will not be contested, in any other jurisdiction within or outside Korea.

            (e) To the extent that the Company or the Major Stockholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from jurisdiction of any court, from service of process, or from any legal action, suit or proceeding, including any action, suit or proceeding to compel arbitration pursuant to Annex A or to confirm, enforce or execute any arbitration award issued pursuant to Annex A (including but not limited to, pre-judgment attachment in aid of the arbitration, attachment upon issuance of an arbitration award, or attachment in aid of execution of judgment), in each case in any jurisdiction in which such a proceeding may at any time be commenced with respect to their respective obligations, liabilities and any other matters arising out of their agreement to arbitrate or an arbitration award issued hereunder, the Company and the Major Stockholders, to the fullest extent permitted by law, hereby irrevocably and unconditionally waive and agree not to plead or claim any such immunity.

      Section 4. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, in accordance with Section 3 and Annex A, apply to a court of competent jurisdiction or the International Chamber of Commerce for such equitable relief as such court or tribunal, as the case may be, may deem just and proper in order to enforce this Agreement or prevent any violation of its terms and each party waives any objection to the imposition of relief of an equitable nature if warranted.

      Section 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

            (a) If to the Company, to:

                GMARKET, INC.
                Namseoul B/D 6F,
                1304-3, Seocho-dong, Seocho-ku
                Seoul, Korea 137-074
                telecopy: 82-2 564-2798
                telephone: 82-2 3016-4300
                Attention: Young Bae Ku

                With a copy to:

                DEBEVOISE & PLIMPTON LLP
                13/F Entertainment Building
                30 Queen's Road
                Central Hong Kong
                Attention: Mark J. Lee

            (b) If to Oak IX DutchCo., to:

                OAK INVESTMENT PARTNERS
                One Gorham Island
                Westford, CT 06880
                USA
                telecopy: (203) 222-6936
                telephone: (203) 222-6836
                Attention: Iftikar Ahmed

                With copies to:

                FINN DIXON & HERLING LLP
                One Landmark Square
                Stamford, Connecticut 06901
                USA
                telecopy: (203) 348-5777
                telephone: (203) 325-0515
                Attention: Michael J. Herling, Esq.

            (c) If to Techno, to:

                TECHNO PACIFIC ASSETS LIMITED
                555 Bryant Street #584
                Palo Alto, CA 94301
                telecopy: (203) 227-0372
                telephone: (650) 331-3991
                Attention: John E. Milburn

            (d) If to Yahoo Korea, to:

                YAHOO INC.
                701 First Avenue
                Sunnyvale, California  94089
                telecopy: 408-349-7750
                telephone: 408-349-3300
                Attention: General Counsel

      Section 7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (i) the holders of more than two-thirds (2/3) of the Registrable Securities, and
(iii) Yahoo Korea, in the event such waiver or amendment would have an adverse effect on any of the rights or obligations of Yahoo Korea hereunder.

      Section 8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      Section 9. Intent. The terms of Article II of this Agreement are drafted primarily in contemplation of an offering of Common Stock in the United States of America. The parties recognize, however, the possibility that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly, it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Common Stock unless arrangements have been made satisfactory to the holders of more than two-thirds (2/3) of the Registrable Securities and Yahoo Korea, for so long as Yahoo Korea holds at least twenty-five percent (25%) of the Common Stock initially purchased by Yahoo Korea or any of its Affiliates pursuant to that certain Stock Purchase Agreement, dated May 31, 2006, between Yahoo and Oak IX DutchCo, to ensure that the spirit and intent of this Agreement will be realized, and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Common Stock in lieu of such derivative securities.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

THE COMPANY:

GMARKET, INC.

By:
   -----------------------------------------
Name:  Young Bae Ku
Title:  Chief Executive Officer

Date:
     ---------------------------------------

Contact Person:  Young Bae Ku
Telephone No.:  +82-2-30164300
Telecopy No.:  +82-2-5642798
Email Address:  ybku@gmarket.co.kr

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

HOLDERS:

OAK IX DUTCHCO:

A. BOHL PRAKTIJK B.V.

By:
   -----------------------------------------
Name:  Edward F. Glassmeyer
Title: Managing Director

Date:
     ---------------------------------------

Contact Person:  Edward F. Glassmeyer
Telephone No.:  (203) 226-8346
Telecopy No.:  (203) 226-6570
Email Address:  ed@oakvc.com

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

INTERPARK CORPORATION

By:
   -----------------------------------------
Name:  Ki Hyung Lee
Title:  Chief Executive Officer

Date:
     ---------------------------------------

Contact Person:  Ki Hyung Lee
Telephone No.:  +82-2-34833636
Telecopy No.:  +82-2-5383208
Email Address:  leekhy@interpark.com

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

KI HYUNG LEE

By:
   -----------------------------------------
Name:  Ki Hyung Lee
Title:

Date:
     ---------------------------------------

Contact Person:  Ki Hyung Lee
Telephone No.:  +82-2-3483636
Telecopy No.:  +82-2-5383208
Email Address:  leekhy@interpark.com

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

YOUNG BAE KU

By:
   -----------------------------------------
Name:  Young Bae Ku
Title:  President & CEO

Date:
     ---------------------------------------

Contact Person:  Young Bae Ku
Telephone No.:  +82-2-3016-4300
Telecopy No.:  +82-2-564-2798
Email Address:  ybku@gmarket.co.kr

                  [GMARKET, INC. REGISTRATION RIGHTS AGREEMENT]

YAHOO KOREA! CORPORATION

By:
    ----------------------------------------
Name:    Nakyang Seong
      --------------------------------------
Title:   CEO
       -------------------------------------

Date:    June 5, 2006
      --------------------------------------

Contact Person:  General Counsel
Telephone No.:  (82-2) 2185-8746
Telecopy No.:  (82-2) 2185-2564
Email Address:  dwyook1@kr.yahoo_inc.com

                                   SCHEDULE A

                                    Holders

A. Bohl Praktijk B.V.

Techno Pacific Assets Limited

Yahoo Korea (as defined in this Agreement)

                                   SCHEDULE B

                               Major Stockholders

Oak IX DutchCo.

Techno Pacific Assets Limited

Interpark Corporation

Ki Hyung Lee

Chang Sun Jo

Young Bae Ku

Sang Gyu Lee

Hye Young Park

Hoseo Venture Investment Union 1st

Yahoo Korea (as defined in this Agreement)

                                     ANNEX A

                             ARBITRATION PROVISIONS

      All terms used but not defined in this Annex A shall have the meanings set forth in the Agreement. References in this Annex A to "Sections" are to the Sections of this Annex A, unless otherwise specified.

      Section 1. Agreement to Arbitrate. Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation any dispute regarding its interpretation, validity or termination, or the performance or breach thereof shall be finally settled by arbitration administered by the International Chamber of Commerce (the "ICC"). The arbitration shall be conducted in accordance with the ICC Rules of Arbitration (the "ICC Rules") in effect at the time of the arbitration to the extent that such rules have not been modified by agreement of the parties.

      Section 2. Arbitrators. The arbitration shall be conducted by three (3) arbitrators, each of whom shall have experience in complex financial transactions, consisting of: one (1) to be appointed by the Company and one (1) to be appointed by the Holder(s) setting forth or defending the Claim and the third to be appointed by mutual agreement between the first two arbitrators or, failing agreement within thirty (30) days, by the ICC.

      Section 3. Replacement Arbitrators. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the party (or the two arbitrators appointed by the parties in the case of the third arbitrator) that appointed such arbitrator shall have the right to appoint a replacement arbitrator in accordance with the provisions of Section 2. The parties hereto agree that in the event an arbitral panel has been appointed to resolve a dispute under this Agreement which is pending at the time a dispute arises hereunder, such previously appointed arbitral panel shall be deemed appointed for purposes of resolving the dispute arising hereunder.

      Section 4. Language: Location. Unless the parties otherwise agree, all submissions and awards in relation to arbitration under this Annex A shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). The place of arbitration shall be Hong Kong.

      Section 5. Authority. Without limiting the authority conferred on the arbitral panel by this Annex and the rules specified above, the arbitral panel shall have the authority to award specific performance.

      Section 6. Evidence. The parties to this Agreement agree that the parties may, within reason, request the production of relevant documents from the other in the arbitration to the extent deemed appropriate by the arbitral panel. In addition, the parties to this Agreement agree that the arbitral panel may exclude evidence it deems to be irrelevant. The parties further agree that the arbitral panel may rule upon any claim or counterclaim, or any portion thereof (the "Arbitrated Claim"), without holding an evidentiary hearing, if, after affording both parties an opportunity to present written submissions and documentary evidence, the panel concludes that there is no material issue of fact and that the Arbitrated Claim can be determined as a matter of law. With respect to Arbitrated Claims not resolved pursuant to the previous sentence, the arbitral panel shall, unless the parties otherwise agree, hold an evidentiary hearing, except that direct testimony of witnesses shall be submitted by sworn affidavit and, at the request of the other party, the witness submitting the affidavit shall be made available for cross-examination and if the affiant is not made available for cross-examination, the affidavit shall be stricken from the record and shall not be considered as evidence by the arbitral panel; provided, that the foregoing shall not preclude either party from introducing direct oral testimony consistent with testimony previously submitted by sworn affidavit.

      Section 7. Preliminary Relief. Nothing in this Annex A shall preclude either party from seeking provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) in aid of arbitration from any court of competent jurisdiction. In addition, the arbitral panel may, at the request of a party, order provisions or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) and, to the extent permitted by applicable laws, the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

      Section 8. Transcripts. At the request of either party or the arbitral panel, a written transcript shall be made of each hearing before the arbitral panel. The cost of any stenographic record and all transcripts thereof shall be prorated equally among all parties ordering copies or, if the arbitral panel has requested such transcription, the cost shall be prorated equally among the parties, and shall be paid by such parties directly to the reporting agency.

      Section 9. Arbitral Award. Any award in connection with the aforementioned arbitration proceeding shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable laws, the parties to this Agreement hereby waive all challenges to any award of an arbitrator under this Annex A. Each of the parties hereby expressly confirms that its execution of this Agreement and the performance of its obligations thereunder constitute commercial acts and that the relationships created by this Agreement constitute commercial relationships. Each of the parties further expressly confirms that any arbitral award rendered against the Company or the Major Stockholders pursuant to this Annex A will be enforceable against such party in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958 (the "New York Convention") in any jurisdiction that is a signatory to the New York Convention.

      Section 10. Continued Performance During Arbitration. No dispute, arbitration or other proceeding shall entitle the Company to suspend payment of dividends otherwise payable to the Holders.